UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2016

DTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50335	77-0467655
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5220 Las Virgenes Road Calabasas, CA	91302
(Address of principal executive offices)	(Zip Code)

(818) 436-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Named Executive Officer Compensation

On February 10, 2016, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of DTS, Inc. (the “Company”) approved an increase in the base salary for Brian Towne, one of the Company’s named executive officers (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission) (the “NEOs”), to $425,000 per annum. In addition, on February 10, 2016, the Committee adopted the 2016 Executive Incentive Compensation Plan (the “2016 Plan”), in which certain of the Company’s executive officers are eligible to participate. The 2016 Plan is a cash incentive award plan under the Company’s 2012 Equity Incentive Plan (the “2012 EIP”) which is designed to align incentive awards for each participant’s individual performance with the Company’s corporate objectives. The parameters of the 2016 Plan provide for target and maximum cash bonus award levels, as a percentage of salary, based upon the achievement of specified company financial targets and key strategic initiatives. The 2016 bonus award payout levels under the 2016 Plan, subject to the Company’s financial performance and strategic execution relative to the targets, are as follows:

Recipients	Title	Target Award (as a % of base salary)	Maximum Award (as a % of base salary)
Jon E. Kirchner	Chairman and Chief Executive Officer	100.0	174.4
Melvin L. Flanigan	Executive Vice President, Finance and Chief Financial Officer	60.0	104.6
Brian D. Towne	Executive Vice President and President DTS Asia Pacific	70.0	122.1
Frederick L. Kitson	Executive Vice President and Chief Technology Officer	60.0	104.6

The 2016 Plan is structured into two components: (i) overall company financial targets, and (ii) key strategic initiatives. Under the 2016 Plan, 65% of an executive’s target opportunity is weighted on overall company financial performance and the other 35% percent is weighted on the execution of strategic objectives. The performance goals are to be reviewed in advance and approved by the Committee. Following the funding of the 2016 Plan based on the achievement of the financial targets and key strategic goals, an individual performance multiplier rating will be applied to recognize the specific performance for each executive. Under the terms of the 2016 Plan, any bonus amounts determined under the formulae described above may be adjusted in order to ensure that they are appropriate in light of the performance factors relevant to the particular executive, including discretionary adjustments based on other non-financial performance related metrics.

Equity Awards

On February 11, 2016, the Committee approved grants of time-based vesting restricted stock units (the “RSUs”) and grants of performance-based vesting restricted stock units (the “PSUs” and, together with the RSUs, the “Equity Awards”)) under the 2012 EIP for the following NEOs:

Recipients	Title	RSUs	PSUs
Jon E. Kirchner	Chairman and Chief Executive Officer	50,000	50,000
Melvin L. Flanigan	Executive Vice President, Finance and Chief Financial Officer	14,190	14,190
Brian D. Towne	Executive Vice President and President DTS Asia Pacific	17,010	17,010
Frederick L. Kitson	Executive Vice President and Chief Technology Officer	15,040	15,040

The RSUs vest in four equal annual installments beginning on February 15, 2017. The PSUs will vest in two equal installments upon achievement of certain internal performance goals, with one-half of the PSUs vesting on February 15, 2018 and the remaining PSUs vesting on February 15, 2019, in each case assuming the performance goals are achieved. The internal performance goals will be measured over a two year period ending December 31, 2017. Each PSU represents the contingent right to receive up to two shares of the Company’s common stock upon vesting, subject to the level of achievement of the performance goals. Any portion of the PSUs that do not vest due to performance below the minimum required level for vesting will be forfeited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DTS, INC.

Date: February 17, 2016
	By:	/s/ Melvin Flanigan
Melvin Flanigan
Executive Vice President, Finance and Chief Financial Officer
(principal financial and accounting officer)

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